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                                                                EXHIBIT 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement of Qwest Communications International Inc. on Form S-4 of our report dated September 26, 1997 relating to the balance sheet of SuperNet, Inc. as of June 30, 1997 and the related statements of operations, changes in stockholder's equity and cash flows for the year then ended. We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.


                            DOLLINGER, SMITH & CO.

Englewood, Colorado
September 30, 1998